EXHIBIT 99.1

[Cabot Oil & Gas Corporation Letterhead]

NEWS RELEASE

1200 Enclave Parkway, Houston, Texas 77077

P. O. Box 4544, Houston, Texas 77210-4544

(281) 589-4600

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
July 29, 2003	Scott Schroeder (281) 589-4993

CABOT OIL & GAS ANNOUNCES RECORD SECOND QUARTER FINANCIAL RESULTS

HOUSTON, July 29, 2003 – Cabot Oil & Gas Corporation (NYSE:COG) today announced second quarter net income of $17.9 million, or $.56 per share, and discretionary cash flow of $62.5 million. These results compare favorably to net income of $2.1 million, or $.07 per share, and discretionary cash flow of $40.8 million for the 2002 second quarter. Also for the second quarter of 2003, cash flow from operations was $80.3 million, up 50 percent versus $53.5 million in the comparable period for last year.

Higher realized commodity prices drove the significant increases in net income and cash flows over last year’s comparable quarter. Realized natural gas prices averaged $4.50 per Mcf in the second quarter of 2003, up 51 percent, versus the $2.99 per Mcf reported during the same period last year. Oil prices exhibited strong gains with a $29.27 per barrel realization for the 2003 second quarter versus $24.19 per barrel during last year’s comparable period.

Consistent with the Company’s public guidance, daily production was down slightly in the second quarter of 2003 versus the level reported in the second quarter of 2002, with the Company recording production of 245.3 Mmcfe per day versus 250.8 Mmcfe per day, respectively. Production was up 1 percent sequentially compared to the 242.9 Mmcfe per day produced during the first three months of 2003.

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CABOT OIL & GAS / 2

“This was our best second quarter ever in terms of both earnings and cash flow,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “The strong prices, consistent production volumes and lower debt levels made this a standout quarter.”

In terms of expenses, the strength of commodity prices was more than enough to offset a 28 percent increase in benefit costs that impacted the Direct Operations and General and Administrative expense categories, a 45 percent increase in exploration expense and a 16 percent rise in production taxes due to these high prices. “The increase in exploration expense was a direct result of the significantly larger exploration program the Company has planned for this year, including more seismic investment and dry hole exposure,” commented Dinges. Last year’s second quarter General and Administrative expense included a $3.6 million impact of a chief executive officer retirement.

Year-to-Date

For the first six months of the year, the Company recorded a net loss of $21.3 million, or $.67 per share, and discretionary cash flow of $130.1 million. For comparison, last year’s first half results were a profit of $1.3 million, or $.04 per share, and discretionary cash flow of $75.2 million. Cash flow from operations was $139.8 million in the first half of 2003 versus $83 million in the comparable period for last year.

The period January through June 2003 encompasses the first quarter effects of the Kurten field impairment, a $54.4 million after-tax charge, and the adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations,” a $6.8 million after-tax item. Excluding the impact of these non-cash selected items, Cabot’s net income was $39.9 million, or $1.25 per share for the first six months.

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CABOT OIL & GAS / 3

“We expect, based on our existing hedge position and the continuing strength of commodity prices, Cabot will realize a profit for the year, overcoming the $61.2 million in (after-tax) non-cash selected items,” added Dinges.

As of June 30, 2003, the Company’s long-term debt was $304 million, down from $397 million at June 30, 2002. “The $93 million reduction in debt year-over-year and a $61 million reduction in the first six months have been made possible by higher realized prices and our ongoing commitment to prudent spending,” said Dinges. “Our debt to total capitalization ratio now stands at 49 percent. We have focused on strengthening our financial position and pursuing opportunities that expose Cabot to further growth potential, including adding to our capital program.”

Listen in live to Cabot Oil & Gas Corporation’s second quarter earnings discussion with financial analysts on Wednesday, July 30 at 9:30 AM EDT (8:30 AM CDT) at www.cabotog.com. A teleconference replay will also be available at (888) 203-1112 (international (719) 457-0820), reservation number 472122. The audio webcast and teleconference replay will be available beginning July 30 at 12:30 PM EDT.

The latest financial guidance and replay of the webcast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; and the East. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

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* * *

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 5

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.4	7.7	14.1	15.2
West	6.0	6.4	12.1	12.8
East	4.6	4.4	9.0	8.9

Total	18.0	18.5	35.2	36.9

Crude/Condensate
Gulf Coast	648	656	1,344	1,266
West	51	53	100	103
East	7	8	13	16

Total	706	717	1,457	1,385

Natural Gas Liquids	6	5	35	20

Equivalent Production (Bcfe)	22.3	22.8	44.2	45.3

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$4.96	$3.35	$4.92	$2.99
West	$3.60	$2.40	$3.61	$2.27
East	$4.92	$3.31	$5.13	$3.08
Total	$4.50	$2.99	$4.52	$2.76

Crude/Condensate Price ($/Bbl)
Gulf Coast	$29.30	$24.16	$30.10	$22.41
West	$28.47	$25.23	$30.22	$23.17
East	$31.83	$21.87	$29.05	$19.18
Total	$29.27	$24.19	$30.10	$22.43

WELLS DRILLED
Gross	43	33	68	54
Net	37.1	24.2	55.6	36.5
Gross Success Rate	95%	94%	93%	94%

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CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In Thousands, Except Per Share Amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating Revenues
Natural Gas Production	$81,113	$55,300	$159,286	$101,806
Brokered Natural Gas	23,370	15,687	55,220	29,385
Crude Oil and Condensate	20,663	17,348	43,837	31,066
Change in Derivative Fair Value	(650)	(564)	(1,194)	(1,180)
Other	2,260	1,813	5,523	3,580

	126,756	89,584	262,672	164,657
Operating Expenses
Brokered Natural Gas Cost	21,539	14,581	49,800	26,848
Direct Operations—Field and Pipeline	13,825	11,921	24,751	24,156
Exploration	15,663	10,824	29,054	17,880
Depreciation, Depletion and Amortization	26,101	25,790	51,945	51,337
Impairment of Long-Lived Assets	—	—	87,926	1,063
General and Administrative	6,172	9,572	12,767	15,311
Taxes Other Than Income	8,651	7,475	18,875	13,627

	91,951	80,163	275,118	150,222
Gain on Sale of Assets	45	429	605	411

Income (Loss) from Operations	34,850	9,850	(11,841)	14,846
Interest Expense and Other	5,952	6,331	11,577	12,557

Income (Loss) Before Income Taxes	28,898	3,519	(23,418)	2,289
Income Tax Expense (Benefit)	10,994	1,398	(8,946)	966

Net Income (Loss) Before Cumulative Effect of Accounting Change	17,904	2,121	(14,472)	1,323
Cumulative Effect of Accounting Change (1)	—	—	(6,847)	—

Net Income (Loss)	$17,904	$2,121	$(21,319)	$1,323

Net Earnings (Loss) Per Share—Basic	$0.56	$0.07	$(0.67)	$0.04
Average Common Shares Outstanding	31,980	31,737	31,909	31,671

(1)	Cumulative effect of accounting change relates to the adoption of SFAS 143, “Accounting for Asset Retirement Obligations.”

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CABOT OIL & GAS RESULTS — Page 7

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In Thousands)

	June 30, 2003	Dec. 31, 2002
Assets
Current Assets	$109,997	$93,121
Property, Equipment and Other Assets	897,334	978,767

Total Assets	$1,007,331	$1,071,888

Liabilities and Stockholders’ Equity
Current Liabilities	$169,173	$121,890
Long-Term Debt	304,000	365,000
Deferred Income Taxes	160,549	200,207
Other Liabilities	57,855	34,134
Stockholders’ Equity	315,754	350,657

Total Liabilities and Stockholders’ Equity	$1,007,331	$1,071,888

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In Thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Cash Flows From Operating Activities
Net Income (Loss)	$17,904	$2,121	$(21,319)	$1,323
Cumulative Effect of Accounting Change	—	—	6,847	—
Change in Derivative Fair Value	650	564	1,194	1,180
Impairment of Long-Lived Assets	—	—	87,926	1,063
Income Charges Not Requiring Cash	26,572	27,333	52,278	54,244
Gain on Sale of Assets	(45)	(429)	(605)	(411)
Deferred Income Taxes	1,762	422	(25,248)	(49)
Changes in Assets and Liabilities	17,751	12,644	9,677	7,799
Exploration Expense	15,663	10,824	29,054	17,880

Net Cash Provided by Operations	80,257	53,479	139,804	83,029

Cash Flows From Investing Activities
Capital Expenditures	(30,078)	(30,126)	(51,399)	(71,188)
Proceeds from Sale of Assets	758	3,445	2,360	3,443
Exploration Expense	(15,663)	(10,824)	(29,054)	(17,880)

Net Cash Used by Investing	(44,983)	(37,505)	(78,093)	(85,625)

Cash Flows From Financing Activities
Sale of Common Stock	1,960	3,031	2,458	3,136
Increase (Decrease) in Debt	(34,000)	(15,000)	(61,000)	4,000
Dividends Paid	(1,195)	(1,271)	(2,468)	(2,536)

Net Cash Provided (Used) by Financing	(33,235)	(13,240)	(61,010)	4,600

Net Increase in Cash and Cash Equivalents	$2,039	$2,734	$701	$2,004

CABOT OIL & GAS RESULTS — Page 8

Selected Item Review and Reconciliation of Net Income (Loss) and Earnings (Loss) Per Share

(In Thousands, Except Per Share Amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
As Reported—Net Income (Loss)	$17,904	$2,121	$(21,319)	$1,323
Reversal of Selected Items, Net of Tax:
Retirement of Executive Officer	—	2,204	—	2,204
Impairment of Long-Lived Assets	—	—	54,338	652
Cumulative Effect of Accounting Change	—	—	6,847	—

Net Income Including Reversal of Selected Items	$17,904	$4,325	$39,866	$4,179

As Reported—Net Earnings (Loss) Per Share	$0.56	$0.07	$(0.67)	$0.04
Per Share Impact of Reversing Selected Items	0.00	0.07	1.92	0.09

Net Earnings Per Share Including Reversal of Selected Items	$0.56	$0.14	$1.25	$0.13

Average Common Shares Outstanding	31,980	31,737	31,909	31,671

Discretionary Cash Flow Calculation and Reconciliation

(In Thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Discretionary Cash Flow
As Reported—Net Income (Loss)	$17,904	$2,121	$(21,319)	$1,323
Plus:
Cumulative Effect of Accounting Change	—	—	6,847	—
Change in Derivative Fair Value	650	564	1,194	1,180
Impairment of Long-Lived Assets	—	—	87,926	1,063
Income Charges Not Requiring Cash	26,572	27,333	52,278	54,244
Gain on Sale of Assets	(45)	(429)	(605)	(411)
Deferred Income Taxes	1,762	422	(25,248)	(49)
Exploration Expense	15,663	10,824	29,054	17,880

Discretionary Cash Flow	62,506	40,835	130,127	75,230
Plus: Changes in Assets and Liabilities	17,751	12,644	9,677	7,799

Net Cash Provided by Operations	$80,257	$53,479	$139,804	$83,029